SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REGNUM CORP.
(Exact name of registrant as specified in its charter)

Nevada	7819	82-0832447
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

1541 Ocean Avenue Santa Monica, CA 90401 Tel: (310) 881-6954	InCorp Services, Inc. 773 Howard Hughes Pkwy #500s Las Vegas, NV 89169 (702) 866-2500
(Address and telephone number of registrant’s executive office)	(Name, address and telephone number of agent for service)

Copy to:

John D. Thomas, Esq.

John D. Thomas, P.C.

11650 South State Street, Suite 240

Draper, UT 84020

Telephone: (801) 816-2536

Facsimile: (801) 816-2537

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting Company)
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Minimum Aggregate Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock, $0.001 par value	10,000,000	$0.01	$0	$100,000	$11.59

__________

(1)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The shares being offered by the Company will be offered for a period of the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 10,000,000 shares registered or (iii) one year after the effective date of this prospectus.

THE REGISTRANT WILL AMEND THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

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PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, JANUARY __, 2018

Up to 10,000,000 Shares of Common Stock

REGNUM CORP.

______________________________

Prior to this registration, there has been no public trading market for the common stock of Regnum Corp., and it is not presently traded on any market or securities exchange. 10,000,000 shares of common stock are being offered for sale by the Company to the public. The price per share will be $0.01 for the duration of the offering. Funds raised under this offering, regardless of the amount will be immediately available to the Company. Our president and sole director will be responsible for the sale of shares.

This investment involves a high degree of risk. A complete loss of the investment should be considered before deciding to invest in our Company. See “Risk Factors” beginning on page 12.

The Company is not a blank check company because it has a specific business purpose, is implementing its business plan, has commenced operations and started generating sales. The Company has no plans or intention to merge with an operating company. None of the Company’s shareholders have plans to enter a change of control or change of management. None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

As of the date of this prospectus there is currently no market for the Company’s shares. The shares being offered by the Company will be offered for a period of the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 10,000,000 shares registered or (iii) one year after the effective date of this prospectus. We intend to contact an authorized Financial Industry Regulatory Authority (“FINRA”) market-maker for sponsorship of our securities to apply to have the prices of our common stock quoted on the OTCQB maintained by OTC Markets Group, Inc. (“OTCMarkets”), upon the effectiveness of this registration statement, but there can be no assurance that we will be able to secure one. There can be no assurance that a market marker will agree to file the necessary documents with FINRA to enable us to participate on the OTCMarkets for quoting on the OTCQB, nor can there be any assurance that any application filed by any such market maker for quotation on the OTCQB or other OTCMarkets tier will be approved. We intend to offer our stock for sale in all jurisdictions that our prospectus is valid in and are not limited to any region or country. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The shares being offered by the Company will be offered for a period of the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 10,000,000 shares registered or (iii) one year after the effective date of this prospectus.

We are a development stage company and currently have minimal business operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for us, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

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We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR SHARES IN “RISK FACTORS” BEGINNING ON PAGE 12 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the SEC. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

The date of this prospectus is JANUARY __, 2018

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where such offering or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 12 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section elsewhere in this Prospectus.

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us” and “Regnum” refer to Regnum Corp.

Corporate Background

We were incorporated on March 31, 2016 under the laws of the State of Nevada. Our address is 1541 Ocean Avenue, Santa Monica, CA 90401, and our telephone number is (310)881-6954. Our fiscal year end is December 31. Our founder, Director and sole officer, Ms. Tiffani Jones, designed our business plan, and a total of $12,000 cash initial funding was provided to the Company in exchange for 20,000,000 shares of our common stock, currently held in the name of Ocean Ave Holdings LLC, a Montana limited liability company beneficially owned and controlled by Ms. Jones. We were formed for a primary business purpose of servicing the increasing demand for premium entertainment content and becoming a depository of unpublished intellectual properties for resale with focus on achieving profitability and sustaining business growth. Our business model is based on acquiring unproduced and unpublished quality intellectual properties at a discount from studios, agencies and production companies for subsequent recycling or production in wide variety of media with the intent to resell back to the entertainment community for a profit. Regnum believes such an approach gives the Company an advantage over bigger studios that are competing for fresh scripts from writers who are in demand. As at the date of this prospectus, we have acquired a bundle of 10 scripts and manuscripts from an independent production company at a deep discount for a total amount of $500, out of which 5 were recycled and subsequently optioned off/sold for a total of $10,500, and three more are still in development status. Upon their completion within 30 days we anticipate marketing them for sale.

This is our initial public offering. We are registering a total of 10,000,000 shares of our common stock. All of the shares being registered for sale by the Company will be sold at a price per share of $0.01 for the duration of this Offering.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We estimate we will require a minimum funding of $40,400 in capital to conduct our proposed operations and pay all expenses for a period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain funding of $40,400, our business may fail. Even if we raise $100,000 from the maximum offering, we may need more funds to develop our growth strategy and to continue maintaining our reporting status.

We plan to sell 10,000,000 shares of common stock on a “best efforts” basis. There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 10,000,000 shares registered or (iii) one year after the effective date of this prospectus.

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There is no current public market for our securities. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investments in our securities are not liquid and there is no assurance that a trading market for our securities will ever develop.

Until we completed designing our business plan in February 2017, we had limited operations, sales or revenues, and have a net income (loss) from March 31, 2016 (Inception) to December 31, 2016 and the nine months ended September 30, 2017 of $(825) and of $1,875 respectively. As of the date of this prospectus, Regnum has acquired a bundle of 10 scripts and manuscripts from an independent production company at a deep discount for a total amount of $500, out of which 5 were recycled and subsequently optioned off/sold for a total of $10,500, and three more are still in development status. We hope to realize revenue in the future, however, we can provide no guarantees that we will be successful. We will rely upon the sale of our securities to fund our operations. We have a going concern uncertainty as of the date of our most recent financial statements.

Regnum has secured all the resources and skills needed to acquire, recycle and market our products by utilizing our sole officer and director’s skills and experience in the fields of advertising and marketing, as well as entertainment. It is anticipated that, as the Company grows and develops over the next twelve months, its management team will be expanded from its current one member to consist of additional members who have expertise in the film and television entertainment industry, as well as entrepreneurial experience.

To date, our operations have encompassed the following activities:

•	Forming the Company.

•	Designing a detailed business plan focused on acquiring unproduced and unpublished quality intellectual properties at a discount for subsequent reworking and/or production in wide variety of media with intent to resell back to the entertainment community for profit.

•	Acquiring a bundle of 10 scripts and manuscripts from an independent production company at a steep discount.

•	Recycling the acquired intellectual properties into new projects.

•	Marketing our completed projects, as well as ones still in development, to potential clients.

•	Optioning/selling the completed 5 projects and realizing first sales.

The main goal of the Company is to become a self-sustained and profitable operational entity with the aim of future business growth. To generate revenues, Regnum will strategize to implement a viable business model, select a target market, develop marketing and future growth strategies and address competition.

In order to maintain our current operations and implement our business plan over the next 12 months, we believe that we will need a minimum of $40,400 in capital, including the capital raised in this offering. We anticipate incurring up to $19,400 in offering expenses (out of which $18,000 are being paid from the initial investment of the Founder and Regnum’s sales), $15,000 in SEC reporting and compliance, $4,000 in advertising and marketing, $2,500 in website design, $3,000 in operating and equipment, and $5,500 to maintain our general and administrative functions over the next twelve months and a one-time $9,000 DTC eligibility fee. Assuming we raise the entire $100,000, the proceeds from this offering will satisfy our cash requirements for more than twelve (12) months.

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Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1.

The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,070,000) or more;

2.

The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4.	The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

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SUMMARY OF THE OFFERING

As of the date of this prospectus, we had 20,000,000 shares of common stock issued and outstanding and are registering an additional 10,000,000 shares of common stock for offering to the public. We will attempt to sell all of the offered shares of common stock after this registration becomes effective. The price at which we are offering these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

The net proceeds to us from the sale of up to 10,000,000 shares offered at a public offering price of $0.01 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses of $10,000 for legal, $5,000 for accounting, and $4,400 for Edgar and filing costs for an estimated total of $19,400. While we anticipate to incur $19,400 total in offering expenses. $18,000 of the offering expenses are being paid from the initial investment of our Founder and Regnum’s initial sales, and the remaining $1,400 will be paid from the proceeds from the offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of shares.

	25%	50%	75%	100%

Shares Sold	2,500,000	5,000,000	7,500,000	10,000,000
Gross Proceeds	$25,000	$50,000	$75,000	$100,000
Less Offering Expenses	$1,400	$1,400	$1,400	$1,400
Net Offering Proceeds	$23,600	$48,600	$73,600	$98,600

Securities being offered	Up to 10,000,000 shares of common stock, $0.001 par value per share

Offering price per share	$0.01 for the duration of the offering.

Common Stock Outstanding before Offering	10,000,000 common shares as of the date of this prospectus.

Common Stock Outstanding after Offering

30,000,000 common shares; 20,000,000 shares of common stock are issued and outstanding before the offering, and in the event of the maximum offering, a total of 30,000,000 shares will be issued and outstanding. However, if only 75%, 50%, or 25% of the shares being offered are sold, there will be 27,500,000, 25,000,000, or 22,250,000 shares outstanding, respectively.

Minimum number of shares to be sold in this Offering	None

Market for the common shares

There is no public market for the common shares. The price per share is $0.01.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Market (“OTCQB”). There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCQB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds

We will receive all proceeds from the sale of the common stock. If all 10,000,000 common shares being offered are sold, the total gross proceeds to us would be $100,000. However, if only 75%, 50%, or 25% of the shares being offered are sold, the gross proceeds will be $75,000, $50,000, or $25,000, respectively. We intend to use the proceeds from this offering to maintain our reporting obligations with the SEC and implement our business plan. See “Use of Proceeds” for more information on how we intend to use the proceeds from this offering.

Termination of the offering

The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 10,000,000 shares registered or (iii) one year after the effective date of this prospectus.

Terms of the offering	Our president and sole director will sell the common stock upon effectiveness of this registration statement.

Registration costs

We estimate our total offering registration costs to be $19,400, and estimate that $18,000 of it will be paid from cash on hand and the remaining $1,400 from offering proceeds. If we experience a shortage of funds prior to funding, our sole director may advance funds to allow us to pay for offering costs, filing fees and correspondence with our shareholders; however, our sole director has no formal commitment or legal obligation to advance or lend funds to the Company..

Risk Factors	The Shares of Common Stock offered involves a high degree of risk and immediate substantial dilution. See “Risk Factors”

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

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SUMMARY OF FINANCIAL INFORMATION

All references to currency in this Prospectus are to U.S. Dollars, unless otherwise noted.

The following tables summarize certain information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and the related notes included elsewhere in this prospectus.

Balance Sheet:	As of December 31, 2016
Total Assets:	$0
Total Liabilities:	$825
Working Capital:	$(825)

Operating Data:	March 31, 2016 (inception) through December 31, 2016
Revenue:	0
Operating Expenses:	$825
Net Loss:	$(825)
Net Loss Per Common Share:	$0.00

As shown in the financial statements accompanying this prospectus, we have had limited revenues to date and have incurred losses since its inception. We have also had limited operations and have been issued a “going concern” opinion from their auditors, based upon our reliance upon the sale of our common stock as the primary source of funds for our future operations.

Being an Emerging Growth Company

We are an emerging growth company, and we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act

An issuer remains an emerging growth company until the earliest of:

a.	The last day of the fiscal year during which it had total annual gross revenues of $1,070,000,000 or more;

b.	The last day of the fiscal year following the fifth anniversary of its initial public offering date;

c.	The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

d.	The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

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An emerging growth company could be capable of taking advantage of several exceptions, such as:

•

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

•

Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act. CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

•

Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

•

Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

•

Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

•

PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

We could also be entitled to exemptions under Section 14(a) and (b) of the Securities Exchange Act of 1934, as described below:

a.

Solicitation of proxies in violation of rules and regulations. It shall be unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12.

b.	Giving or refraining from giving proxy in respect of any security carried for account of customer

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1. It shall be unlawful for any member of a national securities exchange, or any broker or dealer registered under this title, or any bank, association, or other entity that exercises fiduciary powers, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to give, or to refrain from giving a proxy, consent, authorization, or information statement in respect of any security registered pursuant to section 12, or any security issued by an investment company registered under the Investment Company Act of 1940, and carried for the account of a customer.

2. With respect to banks, the rules and regulations prescribed by the Commission under paragraph (1) shall not require the disclosure of the names of beneficial owners of securities in an account held by the bank on December 28, 1985, unless the beneficial owner consents to the disclosure. The provisions of this paragraph shall not apply in the case of a bank which the Commission finds has not made a good faith effort to obtain such consent from such beneficial owners.

All the exemptions described above could be available to us, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

We are a smaller reporting company. Regardless of whether also qualified as an “emerging growth company” or not, “smaller reporting companies” are exempt from complying with various regulations that the SEC determines would be unduly burdensome or costly for these companies. These include, among others, the costly auditor attestation of internal controls under Sarbanes-Oxley Rule 404(b), the lengthy and often complex Compensation Discussion and Analysis (CD&A) disclosure for proxy statements. The Company as a registered SEC Company does not think it is exempt from the recent Dodd-Frank “say-on-pay/frequency” legislation requiring shareholders to vote on senior executives compensation required, it is the Companies intention to comply with the “say-on-pay” shareholder vote requirements as well the shareholder vote on frequency requirements.

We have not and will not communicate with potential investors that are qualified institutional buyers or institutional accredited investors in reliance on Section 5(d) of the Securities Act. There are no research reports or supplementary documents that would be distributed in reliance of section 2(a)(3) of the Securities Act of 1933 added by section 105(a) of the Jump Our Business Startups Act. No broker or dealer is participating and no broker or dealer will participate in the Company’s offering.

We intend to offer our stock for sale in all jurisdictions that our prospectus is valid in and is not limited to any region or country.

We believe that this offering is not subjected to Rule 419 of Regulation C because:

a.	we are a development stage company that has a specific business plan and purpose; and

b.

has no plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. All the proceeds from this offering will be used according to our Use of Proceeds.

There are no similar offerings or companies with which our President has been involved. Other than Ms. Jones, there are no other affiliates to the Company, and at this time no one else will be assisting Ms. Jones in this offering.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

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The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business

Our auditors expressed substantial doubt about our ability to continue as a going concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company has no recurring source of revenue and during the period from March 31, 2016 (Inception) to December 31, 2016 and the nine months ended September 30, 2017, the Company incurred a net income (loss) of $(825)and $1,875 respectively, and provided cash in operations of $0 and $2,575. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As a result, our independent registered public accounting firm included an explanatory paragraph in its report on our financial statements as of December 31, 2016 with respect to this uncertainty. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management estimates that the current funds on hand will not be sufficient to continue operations through the next twelve months or for us to achieve our business plan to acquire, recycle and sell intellectual property. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash to operate our business, and estimates that a significant amount of capital will be necessary to advance the development of our projects to the point at which they will become commercially viable.

No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing. The ability of the Company to continue as a going concern is dependent on management’s plans, which include further implementation of its business plan and continuing to raise funds through debt and/or equity raises.

Regnum may incur losses in foreseeable future.

Regnum anticipates sustaining operating losses in future periods as we incur significant expenses associated with the initial start-up and development of our business. We expect our expenses to continue to increase as we continue to develop operations necessary to further our business plan. We are unable to determine the amount by which our expenses will increase as the Company grows and additional employees are hired, intellectual property is acquired, marketing plans are implemented, etc. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving positive cash flow at any time in the future. There is no certainty that our expenditures will result in a profitable operations as proposed. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of the shares for the current stockholders.

Concentration of ownership and management in one individual limits our ability to establish effective independent corporate governance procedures and increases the control of our sole officer/director.

Our founder currently makes up the present management as sole officer and director and controls one hundred percent (100%) interest of Regnum. Until we have a larger board of directors that includes other independent members, there will be limited oversight of our CEO’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions. As a result, Ms. Jones will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions regardless of minority shareholders’ preferences.

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Inability to maintain proper internal controls could materially impair Regnum’s business.

Regnum must ensure that adequate internal financial and accounting controls and procedures are in place so that it can produce accurate financial statements on a timely basis. Regnum must spend considerable effort on establishing and maintaining internal controls, which is costly and time-consuming and needs to be re-evaluated frequently. Implementing any appropriate changes to the internal controls may entail substantial costs to modify Regnum’s existing financial and accounting systems, take a significant period of time to complete, and distract Regnum’s sole officer and director from the operation of our business. These changes may not, however, be effective in maintaining the adequacy of Regnum’s internal controls, and any failure to maintain that adequacy, or a consequent inability to produce accurate financial statements on a timely basis, could increase operating costs and could materially impair Regnum’s ability to operate our business. In addition, investors’ perceptions that Regnum’s internal controls are inadequate or that it is unable to produce accurate financial statements may seriously affect the stock price.

Changes in financial accounting standards or practices may adversely affect Regnum.

A change in accounting standards or practices can have a significant effect on our operating results and may affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct our business.

Significant costs of operating as a public company could materially impact Regnum’s operations.

As a public company, Regnum will incur significant accounting and other expenses. These expenses include increased accounting, legal and other professional fees, investor relations costs, etc. Regnum’s legal and financial compliance costs are material.

The costs and expenses of SEC reporting and compliance could materially impair Regnum’s operations.

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Exchange Act. The costs of complying with such requirements may be substantial. We anticipate that such costs will be approximately $20,000 per year which amount includes $15,000 for accounting and auditors, and $5,000 for legal and EDGAR/XBRL filing services. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit out ability to continue our operations.

Possible regulatory changes could increase our costs of operations and adversely affect Regnum.

The SEC and other regulators, from time to time, review the public company arena and our relationship to the securities markets and investors. As a result of such reviews, the SEC and such regulators may propose additional regulations that would affect Regnum. Such regulations could increase the cost of operating Regnum and subject it to new regulatory filing or registration requirements.

Governmental regulation could increase our costs and adversely affect our business.

Our business may be subjected to applicable laws and regulations, including laws and regulations on taxation and employment matters. Compliance with such laws and regulations will increase our cost of operations and would decrease our net profit.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1,070,000,000, if we issue more than $1,000,000,000 in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $100,070,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We depend on our key executive, and our business and growth may be severely disrupted if we lose her services.

Our future success depends substantially on the continued services of our key executive. In particular, we are highly dependent upon Ms. Jones, our Chief Executive Officer and sole director, who has established relationships within the market we operate. If we lose the services of Ms. Jones our current executive officer, we may not be able to replace her readily, if at all, with suitable or qualified candidates, and may incur additional expenses to recruit and retain new officers with industry experience similar to our current officer, which could severely disrupt our business and growth. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our company know-how. Furthermore, as we expect to continue to expand our operations, we will need to continue attracting and retaining experienced management and key research and development personnel.

Competition for qualified candidates could cause us to offer higher compensation and other benefits in order to attract and retain them, which could have a material adverse effect on our financial condition and results of operations. We may also be unable to attract or retain the personnel necessary to achieve our business objectives, and any failure in this regard could severely disrupt our business and growth.

Regnum may be unable to attract and retain qualified personnel.

Regnum management team currently consists of one member – sole officer and director Ms. Jones. Our future success depends in significant part on our ability to attract and retain key management and marketing personnel. Competition for highly qualified professional, business development, and management and marketing personnel is intense. We may experience difficulty in attracting new personnel, may not be able to hire the necessary personnel to implement our business strategy, or we may need to pay higher compensation for employees than we may expect. A shortage in the availability of qualified personnel could limit our ability to grow. We cannot assure you that we will succeed in attracting and retaining the personnel we need to grow.

We cannot accurately predict new sales or expansion rates and the impact these rates may have on our future revenue and operating results.

In order for us to improve our operating results and continue to grow our business, it is important that we continue to procure quality intellectual properties, build a network of professional industry connections in the film and television entertainment industry. To the extent we are successful in these endeavors, we could incur increased losses because costs associated with the aforementioned are generally incurred up front, while revenue is recognized after the leveraging of these relationships, and the procurement and recycling and ultimate sale therefrom. Alternatively, to the extent we are unsuccessful in procuring quality intellectual properties, and increasing and leveraging our contact base, we could also incur losses as costs associated with marketing programs would not be offset by incremental revenue and cash flow. Furthermore, if our increased contact base does not yield usable intellectual properties for resale, our revenue may grow more slowly than we expect. All of these factors can negatively impact our future revenue and operating results.

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Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

Our quarterly operating results may vary significantly in the future, and period-to-period comparisons of our operating results may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of our control and, as a result, may not fully reflect the underlying performance of our business. Fluctuations in quarterly results may negatively impact the value of our common stock. Factors that may cause fluctuations in our quarterly financial results include, but are not limited to:

•	our ability to increase our film and television entertainment industry contacts;

•	our ability to procure usable intellectual property for resale;

•	our ability to resell intellectual property purchased;

•	the timing of recognition of revenue;

•	the amount and timing of operating expenses related to the maintenance and expansion of our business;

•	general economic, industry and market conditions;

•	changes in our pricing policies or those of our competitors; and

•	the timing of expenses related to the development or acquisition of intellectual properties or businesses and potential future charges for impairment of goodwill from acquired companies.

As a newly formed company, an investment in our company is considered a high risk investment whereby you could lose your entire investment.

We will incur significant expenses in order to implement our business plan, including estimated $15,000 in federal securities law compliance costs for the 12-month period following the effectiveness of our registration statement. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in the development stage, many of which are beyond our control (such as unanticipated developmental expenses, employment costs, advertising and marketing expenses). We cannot assure you that our proposed business plan as described in this Prospectus will materialize or prove successful.

Business evaluation is difficult since we have not yet significantly commenced business activities.

We were incorporated on March 31, 2016 and to date have been involved primarily in organizational activities.

We have generated limited revenue and have generated total net income of $1,050 from inception.

You cannot evaluate our business or our future prospects due to our lack of operating history. To-date, we have been involved in limited business activities. Potential investors should be aware of the difficulties normally encountered by newly formed companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence full business operations.

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Furthermore, we anticipate that we will incur increased operating expenses without realizing any significant revenue. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate sufficient revenues from selling intellectual property, we will not be able to continue operations.

If our president leaves the company prior to securing replacements, we will be left without management and our business operations would cease.

We depend on the services of our President, Ms. Jones, and our success depends on the decisions made by her. The loss of the services of our President could have an adverse effect on our business, financial condition and results of operations. There is no assurance that our President will not leave the company or compete against us in the future, as we presently have no employment agreement with her. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of Ms. Jones could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

Although our president is not currently receiving compensation for her services, she may decide to pay herself, which will adversely impact any potential net profit that we may generate.

We are not currently compensating our President for providing management services to us. In the future we might pay her compensation if the cash flow generated from operations significantly exceeds our total expenses. Ms. Jones, as our sole Officer and Director, has the power to set her own compensation as she sees fit. If she determines to compensate herself, it could have an adverse effect on our net profit, if any.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Our sole officer and director, has no experience managing a public company in the United States, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, our ole officer and director may not be able to implement programs and policies in an effective and timely manner or in a manner which adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment.

Our founder and sole officer has no previous experience in the management of a company engaged in acquiring, developing and selling intellectual property within film and television entertainment industry.

Ms. Jones has no specific experience in establishing and managing a company engaged in acquiring unproduced quality intellectual property at a discount for subsequent recycling or production in wide variety of media with the intent to resell back to the entertainment community for a profit. Our management may not be fully aware of the specific requirements related to running a company within this highly competitive industry, and the Company will be relying heavily on the experience and business acumen of the President to establish an effective ongoing business strategy for our future operations. Additionally, we might have to rely on the services of advisors and consultants in this regard. Our management’s decisions and choices may not take into account standard procedures or managerial approaches production companies commonly use. Because we have only recently commenced business operations, we face a high risk of business failure. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this field.

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We are an “emerging growth company” and intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies; as a result our common stock may be less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. Such exemptions include, but not limited to: not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. . We may take advantage of these reporting exemptions until we are no longer considered an emerging growth company, which in certain circumstances could be up to five years. There may be a less active trading market for our common stock and our stock price may be more volatile.

As an emerging growth company, exemptions from the following provisions are available to us:

1.	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2.	Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3.

Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4.

Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5.

The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Third parties may claim that we are infringing upon their intellectual property rights, and we could suffer significant litigation or expenses or be prevented from selling acquired intellectual property if these claims are successful. We also may incur significant expenses in affirmatively protecting our intellectual property rights.

As of the date of this prospectus, we own, through direct ownership with full rights, 5 scripts and manuscripts we acquired from an A&A Productions independent production company, three of which are currently in development status. Although we have direct ownership of and control full rights to the materials we acquired we have not filed for or otherwise registered intellectual property rights in our products. Because of the nature of our business, and the increase in recent years of litigation involving intellectual property rights, in many media-related industries, third parties may assert a claim to intellectual property rights of certain acquired property of Regnum. If these third parties are successful in their claims and we are found to infringe, induce or contribute to the infringement of such intellectual property rights, we may be subject to additional expenses, licensing costs, litigation fees, and other fines and expenses associated with the unlawful use thereof. Further, litigation regarding intellectual property rights is costly and time consuming, and could divert the attention of our management and key personnel from our business operations.

Most of our competitors, which include large and small studios and production companies, have significantly greater financial and marketing resources, as well as experience, than do we.

We are very small and unproven entity as compared to our competitors. We will compete with film studios, both large and small, production companies, independent producers and agencies. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels, that can provide both the means of distributing their products and stable sources of earnings that may allow them better to offset fluctuations in the financial performance of their operations. The major studios have more resources with which to compete for ideas, storylines and scripts. This may have a material adverse effect on our business, results of operations and financial condition. In addition, established smaller studios, production companies and agencies have significantly greater financial and marketing resources than do we. Many have sophisticated websites and the ability to advertise in a wide variety of media. We will principally depend on the business contacts of our CEO. There are no assurances that our approach will be successful.

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We may need to raise additional capital to fully fund our business plan and expand our operations.

Based on our current business plan, we believe our current cash, borrowing capacity, cash receipts from sales of scripts and manuscripts and net proceeds from this offering will be sufficient to meet our anticipated cash requirements for at least the next 12 months. However, if our available cash balances, borrowing capacity, net proceeds from this offering and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements because of our inability to complete the maximum offering, we may seek to sell common or preferred equity or convertible debt securities, enter into an additional credit facility or another form of third-party funding or seek other debt financing. We may also consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons.

Additional capital may not be available at such times or in amounts as needed by us. Even if capital is available, it might be available only on unfavorable terms. Any additional equity or convertible debt financing into which we enter could be dilutive to our existing stockholders. Any future debt financing into which we enter may impose covenants upon us that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, repurchase our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions. Any debt financing or additional equity that we raise may contain terms that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our scripts and manuscripts, or grant licenses on terms that are not favorable to us. If access to sufficient capital is not available as and when needed, our business will be materially impaired and we may be required to cease operations, curtail the acquisition, recycling or marketing of scripts and manuscripts, or we may be required to significantly reduce expenses, sell assets, seek a merger or joint venture partner, file for protection from creditors or liquidate all our assets.

Risks Related to Industry

Success depends on external factors in the film and TV industry, such as changes in public and consumer tastes and preferences.

Operating in the film and TV entertainment industry involves a substantial degree of risk. Each piece of intellectual property is a unique piece that depends on unpredictable audience reaction to determine commercial success. There can be no assurance that our products will be in demand. If our products do not achieve sufficient consumer acceptance, our revenue from screenplay options and other related products may decline or fail to grow to the extent we anticipate and thereby adversely affect the profitability of our business.

Technological advances may reduce demand for films and television.

The entertainment industry in general, and the motion picture and TV industry in particular, are continuing to undergo significant changes, primarily due to technological developments. Because of this rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures.

A decline in the popularity of entertainment, film and leisure activities could adversely impact our business.

Because our operations are affected by general economic conditions and consumer tastes, our future success is unpredictable. The demand for entertainment, film and leisure activities tends to be highly sensitive to consumers’ disposable incomes, and thus a decline in general economic conditions could, in turn, have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock. Public tastes are unpredictable and subject to change and may be affected by changes in the country’s political and social climate. A change in public tastes could have a material adverse effect on our business, operating results and financial condition and the price of our Common Stock.

A decline in general economic conditions could adversely affect our business.

Our operations are affected by general economic conditions, which generally may affect consumers’ disposable income. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers’ disposable income. A decline in general economic conditions could reduce the level of discretionary income that viewers have to spend on their live and televised entertainment and consumer products, which could adversely affect our revenues.

Risks Relating to the Company’s Securities

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Articles of Incorporation authorize the issuance of 80,000,000 shares of common stock, of which 20,000,000 shares of common stock are issued and outstanding as of the date of this prospectus. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorize us to issue up to 5,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. At this time, we have no shares of preferred stock issued and outstanding.

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Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $40,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to the Company and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

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Our Chief Executive Officer and Member of our Board of Directors Ms. Jones does not have any prior experience conducting a best efforts offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Ms. Jones does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best-efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

The shares of common stock are being offered on our behalf on a best effort basis. We do not plan to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole director and officer, Ms. Jones, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares in this offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $19,400. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $40,400. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB.

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Because our officer and director, who is also our sole promoter, will control 66.67% of the outstanding shares after this offering, she will retain significant control of the company, which in turn could decrease the price and marketability of the shares.

After all 10,000,000 shares of common stock of this Offering are sold, Ocean Ave Holdings LLC, a Montana limited liability company beneficially owned and controlled by Ms. Jones, will own 20,000,000, or 66.67% of the total issued and outstanding shares, and will retain significant control. As a result, Ms. Jones, will have an ability to influence the Company as follows:

•	elect or defeat the election of Directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	affect the outcome of any other matter submitted to the stockholders for vote

Moreover, because of the significant ownership position controlled by Ms. Jones, new investors may not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholder.

In addition, sales of significant amounts of shares held by our officers and directors or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company; this could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are selling shares in this offering without an underwriter and may be unable to sell all of the shares; we may have to seek alternative financing to implement our business plans.

We are not engaging the services of an underwriter to sell the shares. We intend to sell them through our sole officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates. There is however, no guarantee that she will be able to sell any or all of the shares. In the event we do not sell all of the shares before the expiration date of the Offering, we will have to seek alternative financing sources. There is no provision to refund all or portion of the funds to our existing shareholders raised by selling company shares.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing affiliate stockholder acquired her shares at a cost of $0.0006 per share. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them (see the Dilution table).

There is currently no public market for our securities, there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. After the effective date of the registration statement of which this Prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTC Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, we cannot assure you that we will meet the acceptance criteria. Our common stock may never be quoted on the OTC Bulletin Board, or, if quoted, a public market may not materialize.

Risk of losing investment.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board, or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities, rendering their shares effectively worthless and resulting in a partial or complete loss of their investment.

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Purchasing penny stock limits investor’s ability to re-sell.

The shares offered by this Prospectus constitute “penny stock” under the Exchange Act. The shares will remain “penny stock” for the foreseeable future. “Penny stock” rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FINRA sales requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, restricting the states where you can resell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited, which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of her investment.

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If quoted, the price of our common stock may be volatile; you may not be able to sell your shares at or above the acquisition price.

Even if our shares are quoted for trading on the OTC Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements of significant progress and achievement of milestones;

•	our relationships with other companies or capital commitments;

•	additions or departures of key personnel;

•	sales of common stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any; and

•	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Since we do not intend to pay any dividends on our common shares, stockholders should rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since inception; we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting once this registration statement becomes effective and we commence filing financial reports with the Securities & Exchange Commission. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants. During the course of our testing, we may identify material weaknesses and other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Section 404 of the Sarbanes-Oxley Act of 2002. As such standards are modified, supplemented or amended; it may be difficult to ensure effective internal controls over financial reporting. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

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The offering price has been arbitrarily set by company; you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on March 31, 2016 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

If securities or industry analysts do not publish research or reports about us, or publish negative reports about our business, our share price could decline.

Securities analysts currently do not cover our common stock and may not do so in the future. Our lack of analyst coverage might depress the price of our common stock and result in limited trading volume. If we do receive analyst coverage in the future, any negative reports published by such analysts could have similar effects.

Certain provisions of Nevada law may discourage parties interested in taking control of the company.

We are subject to certain provisions of Nevada law by virtue of being incorporated in that State. This includes a control share law that focuses on the acquisition of a “controlling interest” in a corporation that has a specified presence in Nevada, which is currently not applicable to us, and a business combination law that restricts business combinations with an “interested stockholder” for a period of three years unless the transaction by which the person first became an “interested stockholder” was approved by the corporation’s board of directors. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of the company from doing so if they cannot obtain the approval of our board of directors.

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USE OF PROCEEDS

We will use our best efforts to raise a maximum of $100,000 in this offering. We are requiring no minimum offering proceeds threshold. The table below summarizes how we will utilize the proceeds of this offering, including in the event that the Company raises less than the full amount expected ($100,000). The actual amount of proceeds realized may differ from the amounts summarized below (1). In order to successfully carry out our stated goals, Regnum would need $40,400, including capital raised in this offering. We anticipate to incur up to $19,400 in offering expenses consisting of $10,000 in legal fees, $4,400 in filing costs and $5,000 in accounting fees (out of which $18,000 are being paid from the initial investment of the Founder and Regnum’s sales, and the remaining balance of $1,400 in offering expenses will come from the offering proceeds). In addition to the offering expenses Regnum anticipates to incur $15,000 in SEC reporting and compliance, $4,000 in advertising and marketing, $2,500 in website design, $3,000 in operating and equipment, $5,500 to maintain our general and administrative functions over the next twelve months, and $9,000 in DTC eligibility fee (if funds are available). We are also hoping to accrue $59,600 in working capital. However, if we don’t raise sufficient proceeds in this offering or generate sufficient revenue, our working capital goal may not be met. Furthermore, without sufficient proceeds from this offering or the generation of sufficient revenue, some of our other expenses, including advertising and marketing, website design, and operating and equipment may not be incurred or undertaken. While Regnum hopes to secure sufficient funds in the Offering described herein, there is no minimum offering amount. If we cannot obtain needed funds, we may be forced to curtail or cease Regnum activities altogether.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS	$25,000	$50,000	$75,000	$100,000
Offering Expenses (2)	$19,400	$19,400	$19,400	$19,400
NET PROCEEDS	$5,600	$30,600	$55,600	$80,600
SEC Reporting and Compliance	$15,000	$15,000	$15,000	$15,000
Advertising & Marketing (3)	$500	$4,000	$4,000	$4,000
Website Design (3)	$500	$2,500	$2,500	$2,500
Operating & Equipment (3)	$500	$3,000	$3,000	$3,000
General and Administrative Expense(4)	$5,500	$5,500	$5,500	$5,500
DTC Eligibility Fee	$0	$0	$9,000	$9,000
Working Capital (5)	$(16,400)	$600	$16,600	$41,600
_________

(1)	The amounts set forth above are estimates by management for the allocations of the net proceeds of this offering based upon the current state of our business operations, our business plan and current economic and industry conditions.

(2)	Offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of Regnum Group, Inc. and the offering of the Shares including marketing and sales costs. While we anticipate to incur $19,400 total in offering expenses. $18,000 of the offering expenses are being paid from the initial investment of our Founder and Regnum’s initial sales. We will pay no commissions or other compensation to our officer and director who will be exclusively offering the Shares. To the extent offering expenses are less, the excess funds will be added to operating funds.

(3)	If sufficient funds are not raised in this offering, or through revenues of the Company, these items may not be undertaken or accrued.

(4)	General and administrative expenses include rent, telephone and utilities, running our office and accounting.

(5)	If less than 19.4% of the shares are sold the cost of the offering, as to be paid from proceeds of the offering, will exceed the net proceeds and result in a decrease in our working capital.

The actual costs may differ from the above values, because those were estimated by the Company. For the expected time for completion of the steps above, see Plan of Operation.

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The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Ms. Jones The funds invested by our president to acquire the shares she now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to ensure maintenance of reporting status for the next twelve months.

If we cannot raise enough funds to start our Plan of Operations, we would need to seek capital from other resources such as debt financing in order to develop our products. Even if we are able to raise enough funds to implement our plan of operations, we will need to seek capital from other sources to fully develop our app and software.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Markets Group, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by our sole officer and director for common equity since our inception on March 31, 2016. The Company’s sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment:

Percent of Shares Sold	25%	50%	75%	100%
Number of shares sold	2,500,000	5,000,000	7,500,000	10,000,000
Anticipated net offering proceeds	$23,600	$48,600	$73,600	$98,600
Total shares issued and outstanding post offering	22,500,000	25,000,000	27,500,000	30,000,000
Offering price per share	$0.01	$0.01	$0.01	$0.01
Pre-offering net tangible book value/share	$0.01	$0.01	$0.01	$0.01
Post offering net tangible book value/share	$0.01	$0.01	$0.01	$0.01
Increase (Decrease) in net tangible book value per share after offering	$0	$0	$0	$0
Dilution per share to new shareholders	$0	$0	$0	$0
New shareholders percentage of ownership after offering	11.11%	20.00%	27.27%	33.33%
Existing stockholder percentage of ownership after offering	88.89%	80.00%	72.73%	66.67%

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PLAN OF DISTRIBUTION

We are offering common stock for sale. If we are unable to sell our stock and raise money, we will not be able to implement our business plan and will fail.

There will be no underwriters used, no dealer’s commissions, no finder’s fees, and no passive market making for the shares being offered by us. All of these shares will be offered to business associates, friends, and family of our sole director and officer, Ms. Jones, as well as the general public in all jurisdictions that our prospectus is valid in and will not be limited to any region or country.

Our common stock is currently considered a “penny stock” under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

As of the date of this prospectus, we have 20,000,000 common shares issued and outstanding. The Company is registering an additional of 10,000,000 shares of its common stock for possible sale at the price of $0.01 per share. There is no arrangement to address the possible effect of this offering on the price of the stock.

We will receive all proceeds from the sale of the shares. The price per share is fixed at $0.01. Prior to being quoted on the OTCQB, we company may sell our shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the OTCQB of the OTC Markets. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCQB, nor can there be any assurance that such an application for quotation will be approved. However, sales by our company must be made at the fixed price of $0.01 for the duration of this offering.

The offering will conclude when at the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 10,000,000 shares registered or (iii) one year after the effective date of this prospectus. Further, we will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering regardless of the amount will be immediately available to the Company. We will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, on a best-efforts basis, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934. The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;

2. Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

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3. Our sole officer and director is not, nor will be at the time of her participation in the offering, an associated person of a broker-dealer; and

4. Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

Holders of Our Common Stock

As of the date of this prospectus, we have we have one (1) holder of record of our common stock, Ocean Ave Holdings LLC, a Montana limited liability company controlled by Ms. Jones. There are no other affiliates to the Company, and Ms. Jones will not purchase any of the shares offered herein.

The 20,000,000 shares controlled by Ms. Jones would be subject to the resale restrictions of Rule 144. Under Rule 144(k). Once Ocean Ave Holdings, LLC and its beneficial owner Ms. Jones are no longer affiliates of the Company (as long as the holder has not been an affiliate during the three months prior to the sale) and has held the restricted securities for more than six months; Ocean Ave Holdings, LLC and its beneficial owner Ms. Jones could freely sell such securities without compliance. Affiliates, however, are not eligible to use Rule 144(k) and therefore must always comply with the applicable Rule 144 conditions for resale of their securities.

Rule 144 Shares

Our securities may only be sold pursuant to an effective registration statement, or a valid exemption from registration. Rule 144 under the Securities Act of 1933 creates a safe harbor for the sale of securities under the exemption set forth in Section 4(1) of the Securities Act.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0. 001 per share and 5,000,000 shares of preferred stock, par value $0. 001 per share. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

We have an authorized class of common stock consisting of 80,000,000 shares of common stock with par value of $0.001. There are 20,000,000 shares of our common stock issued and outstanding as the date of this prospectus held by 1 holder of record.

Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no pre-emptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Pre-emptive Right

No holder of any shares of our company stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. Assuming all of the shares offered by this prospectus are sold, our sole officer and director will own approximately 66.67%of our issued and outstanding shares.

Preferred Stock

We have an authorized class of preferred stock consisting of 5,000,000 shares of preferred stock with par value of $0.001. No shares of preferred stock are currently issued and outstanding.

Dividend Policy

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Share Purchase Warrants and Options

As of the date of this prospectus there are no share purchase warrants or options issued and outstanding.

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Convertible Securities

We have not issued any securities convertible into shares of our common stock or granted any rights convertible or exchangeable into shares of our common stock.

Anti-Takeover Provisions

Stockholders’ rights and related matters are governed by Nevada corporate law, our articles of incorporation and our bylaws. Certain provisions of the Nevada Private Corporations Law may discourage or have the effect of delaying or deferring potential changes in control of the Company. The cumulative effect of these terms may be to make it more difficult to acquire and exercise control of the Company and to make changes in management. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for common stock and in so doing may diminish the market value of the common stock.

One of the effects of the existence of authorized but unissued shares of our common stock may be to enable our board of directors to render it more difficult or to discourage an attempt to obtain control of the Company and thereby protect the continuity of or entrench our management, which may adversely affect the market price of our common stock. If in the due exercise of its fiduciary obligations, for example, our board of directors were to determine that a takeover proposal were not in the best interests of the Company, such shares could be issued by the board of directors without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Our bylaws provide that special meetings of stockholders may be called only by our board of directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Stock Transfer Agent

Manhattan Transfer and Registrar Co. is the registrar and transfer agent for our Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements from March 31, 2016 (inception) to December 31, 2016 included in this prospectus have been audited Boyle CPA, LLC, independent registered public accounting firm, to the extent and for the periods set forth in its report (which contains an explanatory paragraph relating to substantial doubt about the ability of Regnum Corp. to continue as a going concern as described in Note 2 to the financial statements) and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by John D. Thomas. John D. Thomas owns 0 shares of the Company’s capital stock.

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DESCRIPTION OF BUSINESS

Business Development

Regnum Corp. was organized on March 31, 2016 under the laws of the State of Nevada. Our principal offices are located at 1541 Ocean Avenue, Santa Monica, CA 90401, our telephone number is (310)881-6954. Our founder, director and sole officer, Ms. Jones, designed our business plan, and a total of $12,000 cash initial funding was provided to the Company in exchange for 20,000,000 shares of our common stock, currently held in the name of Ocean Ave Holdings LLC, a Montana limited liability company controlled by Ms. Jones. We are a developmental stage corporation formed for a primary business purpose of servicing the increasing demand for premium entertainment content and becoming a depository of unpublished intellectual properties for resale with focus on achieving profitability and sustaining business growth. Our business model is based on acquiring unproduced and unpublished quality intellectual properties at a discount from studios, agencies and production companies for subsequent recycling or production in wide variety of media with the intent to resell back to the entertainment community for a profit. Regnum believes such an approach gives the Company an advantage over bigger studios that are competing for fresh scripts from writers who are in demand.

Since its inception, Regnum has acquired a bundle of 10 scripts and manuscripts from an independent production company at a deep discount for a total amount of $500, out of which 5 were recycled and subsequently optioned off/sold for a total of $10,500, and three more are still in development status. Upon their completion within 30 days we anticipate marketing them for sale. We hope to realize revenue in the future, however, we can provide no guarantees that we will be successful.

Currently, Regnum has secured all the resources and skills needed to acquire, recycle and market our products by utilizing our sole officer and director’s skills and experience in the fields of advertising and marketing, as well as entertainment. It is anticipated that, as the Company grows and develops over the next twelve months, its management team will be expanded from its current one member to consist of additional members who have expertise in the film and television entertainment industry, as well as entrepreneurial experience Depending on Regnum’s workload and cash position within the first 12 months of operations, we may consider hiring employees to handle administrative and new client procurement duties, as well as streamline our business process and marketing initiatives. We do not expect the related costs to exceed $24,000 per person per year. Our current cash balance is not sufficient to cover this expense, and additional funds may have to be raised as either debt or equity, but the Company currently does not have plans or relationships in place to raise funds for such purpose, and no assurance can be provided that we will be able to obtain financing. Simultaneously, we plan on seeking out professional candidates to be added to the Board of Directors to oversee the company and provide their experience and useful business relationships to the Company’s benefit. Initially, we do not anticipate offering any compensation package to the Board members, but may consider it at a later time or once Regnum becomes profitable.

To date, our operations have encompassed the following activities:

•	Forming the Company.

•	Designing a detailed business plan focused on acquiring unproduced and unpublished quality intellectual properties at a discount for subsequent reworking and/or production in wide variety of media with intent to resell back to the entertainment community for profit.

•	Acquiring a bundle of 10 scripts and manuscripts from an independent production company at a steep discount.

•	Recycling the acquired intellectual properties into new projects.

•	Marketing our completed projects, as well as ones still in development, to potential clients.

•	Optioning/selling the completed 5 projects and realizing first sales.

The main goal of the Company is to become a self-sustained and profitable operational entity with the aim of future business growth. To generate revenues, Regnum will strategize to implement a viable business model, select a target market, develop marketing and future growth strategies and address competition.

In order to maintain our current operations and implement our business plan over the next 12 months, we believe that we will need a minimum of $40,400 in capital, including the capital raised in this offering. We anticipate incurring up to $19,400 in offering expenses (out of which $18,000 are being paid from the initial investment of the Founder and Regnum’s sales), $15,000 in SEC reporting and compliance, $4,000 in advertising and marketing, $2,500 in website design, $3,000 in operating and equipment, and $5,500 to maintain our general and administrative functions over the next twelve months and a one-time $9,000 DTC eligibility fee. Assuming we raise the entire $100,000, the proceeds from this offering will satisfy our cash requirements for more than twelve (12) months. In the event the Company is unable to complete the maximum offering as described herein, the Company may pursue alternative financing arrangements to meet the Company’s liquidity needs. Such alternative financing arrangements may include private investments in public equity (PIPEs), convertible debt offerings, at-the-market offerings, and rights offerings. However, though we have discussed the possibility of alternative financing arrangements, we do not currently have any agreements, arrangements, or understandings yet with respect to any alternative financing arrangement.

32

About The Company

Business Model

Our business model is based on procuring unproduced and unpublished quality intellectual properties at a discount from independent writers, filmmakers, studios, agencies and production companies for subsequent reworking and/or production in wide variety of media with intent to resell back to the entertainment community for profit.

Hollywood movie studios, cable networks, production companies, etc. are constantly scouting for fresh ideas to produce and buying up scripts most of which end up never seeing the light of day. At any given time there are thousands of scripts for screenplays that are circulating throughout the television and film production industry. Out of a multitude of screenplays that are routinely bought, only a few are actually made into movies and shows, while the rest are languishing in studio vaults for decades. Combing through this vast untapped inventory of neglected screenplays, discarded projects and other defunct intellectual property that were once considered promising enough to be purchased, Regnum looks to identify potentially profitable, generally low budget, quality material that can be reworked or repackaged into new project and/or media and sold for profit back to the entertainment community. Regnum believes such approach provides the Company with an advantage over bigger well-financed studios that are either competing for fresh spec scripts from popular writers who are in high demand, or developing a new movie out of an existing product with already built-in branding (e.g. series like “Mission Impossible”, “Fast and Furious”, etc.). Regnum will control the rights of the obtained intellectual property material.

We believe that our sole officer and director’s background within the entertainment industry which primarily focused on marketing and communications and provided her with valuable insight in such subsectors as film, broadcast television and publishing, and her creative writing abilities are invaluable for carrying out our business plan of selecting and acquiring discounted intellectual properties, editing and recycling them into potentially viable commercial projects, and marketing them to the entertainment community. While we currently have to rely solely on the abilities and business acumen of Ms. Jones, who has only limited experience in carrying out Regnum’s business plan, we anticipate that within the next 12 months we will look to engage individuals with adequate writing skills and marketing experience to leverage their combined talents to assist in our business process and marketing initiatives. Initially, the Company anticipates to hire one employee, gradually expanding to more as needed, and bear the costs associated with it based on its financial position and available cash on hand. As financial conditions permit, the Company anticipates to offer its employees industry-standard compensation, but does not expect the related costs to exceed $24,000 per employee per year.

Business Process

Regnum business process entails seeking out and acquiring low budget unproduced and unpublished quality intellectual properties at a discount from independent writers, filmmakers, studios, agencies and production companies, reworking them into new commercially viable projects, and lastly, marketing and selling them back to the entertainment industry for a profit.

Identifying creative content that has resale potential amongst unproduced defunct and/or discarded intellectual property is a process that involves several phases. First, it is essential to select material that will entice interest from prospective film and TV producers, inspire them to see its potential and, ultimately, result in a sale. Regnum is finely tuned in to the most recent trends within the entertainment industry. To ensure that the material falls into a commercially viable genre, for each piece of intellectual property that Regnum rummages through an assessment is conducted to identify the trends in certain categories of film and television that enjoy popularity at the time. Next, Regnum determines the demands of prospective viewers that the future film or show will be aimed at to ensure the material is tailored to their expectations thus increasing the chances of the product sparking interest from potential buyers. Lastly, Regnum examines and evaluates popular films and shows in the chosen category to identify the creative and commercial attributes with the purpose of utilizing the gained prospective into the project. Regnum then moves to acquiring full rights to the obsolete original material it deems suitable at a symbolic or negotiated discounted price.

If needed, necessary modifications are then made to the original material. Since Regnum seeks to acquire full rights to the original material, we are free to alter its content or characters, or modify its format as we see fit and produce it in all kinds of media including novels, graphic novels, scripts for films and TV shows, web series, live stage shows, etc.

Once the original material has been recycled/reworked into a new project, it is ready for marketing. All phases of product development, marketing and sales are conducted by our chief executive officer Ms. Jones, who devotes full time to the Company’s operations.

Target Market

Regnum will target both television and film sectors of the entertainment industry with the aim of servicing the ever increasing demand for premium content and becoming a depository of television and movie scripts for resale. To identify and select a target market, Regnum evaluated available industry and marketing information within the film and television entertainment showbiz. No expenditures were incurred on this research, and information was taken from open sources. Regnum was able to establish that independent producers, TV executives, cable networks, etc. are all constantly on the search for new ideas to help reinvent the industry and bring a fresh form of entertainment to their viewers. Coming up with a concept that hasn't already been produced is a grueling task that can be time-consuming and require substantial financial resources. Therefore, the high end of this market is largely controlled by well-financed major studios and mega production companies like Paramount Pictures or Century Fox, etc. that are either competing for fresh scripts from popular writers who are in high demand, or engaging own studio-backed team of writers, or developing a new product with already built-in branding. For the lower end of the market spectrum, to save time and money and keep supplying TV networks with new shows and films, smaller Hollywood producers and development executives hustle to procure new material and often times rely heavily on third parties to bring them completed fresh aspiring projects to produce and distribute. This is the niche that Regnum has selected and will attempt to fill. The aforementioned third parties refer to independent writers, playwrights, screenwriters, filmmakers, or any content development studio or agency engaged in creating material "on-spec" (unsolicited and non-commissioned) who bring completed projects to producers for consideration in hopes to secure a deal.

Seeking out and acquiring unpublished low budget quality intellectual properties is emotionally and intellectually demanding and could be time-consuming. Regnum follows the most recent trends and news within the entertainment industry to help identify the obsolete material that could be deemed suitable for recycling. Since Regnum seeks to acquire full rights to the original material to avoid any possibility of future claims, we only pursue the deals where the seller is willing to relinquish and assign all rights to Regnum. This may limit our choices, however, to the Company's benefit, there is a vast inventory of unproduced material accumulated over decades to choose from, and we do not anticipate shortage in acquiring unpublished content.

Though Regnum has direct ownership of and controls full rights to all original materials it has acquired, the Company has not filed for or otherwise registered intellectual property rights in our products.

33

Current Projects

To-date, Regnum has acquired a bundle of 10 scripts and manuscripts from an independent production company at a deep discount for a total amount of $500, out of which 5 were reworked and subsequently optioned/sold for a total of $10,500, and three more are still in development status. Management anticipates that upon their completion in the next 30 days they will be marketed to our target market. We hope to keep selling projects and realizing sales in the future. Although we cannot guarantee that they will get any interest from potential buyer and result in sales, we will continue to follow our business plan to service the increasing demand for premium entertainment content by acquiring unproduced and unpublished quality intellectual properties at a discount for subsequent recycling and reselling back to the entertainment community for a profit. It is essential for our success to take up an appropriate niche in the entertainment market and fill the unsatisfied demand. To evaluate the demand for entertainment content, the Company researched available industry and marketing information within the film and television showbiz. All data was taken from public sources and required no expenses. We were able to establish that in the last decade or so, there has been a distinctive power shift within the entertainment industry that caused scripted shows (like sitcoms, etc.), with continuous stories and character development that require teams of writers and set designers, to be somewhat pushed to the back seat. Nowadays, while high profile writers and actors are still in demand, albeit limited to the big screen, the much more affordable indie films and TV shows (e.g. reality shows, independent series, etc.) have become the networks’ new bread and butter. With cheaper production costs, the business model for an indie film or TV show is efficient, and with our inherent human nature to be curious, demand is easily generated by exploiting this normal virtue. Additionally, the climate that the industry operates in is improving as a result of loosened credit policies, lower interest rates, rising advertising expenditure and migrations to internet and mobile platforms. Because of this, indie films and TV shows can be very affordable programming options from a production standpoint. This cost advantage spills over into the smaller independent and emerging networks (e.g. TLC, Bravo, Spike, etc.) - many of which wouldn't exist without the low-cost advantage. Independent producers, TV executives, broadcast syndication companies, cable networks, etc. all realize this potential and are constantly on the search for new ideas to help reinvent the industry and bring a fresh form of entertainment to viewers, scouting for new film or TV content to produce and distribute. From a show creator's point of view, coming up with concepts that haven't already been produced is difficult. However, to the Company’s benefit, the outlets and opportunities for new film and TV shows are vast. Based on this we were able to conclude that there is an increasing demand for premium entertainment. We were also able to establish that, having weathered financial storms in the past decade, the dynamics within the entertainment industry encountered changes which resulted in an acute shortage of development capital for new projects both in film and television. While major studios and production companies maintain control of the high-end of the market and the big movies and shows, the independent film and TV producers have proven themselves to be more efficient making low budget films and TV shows. To save time and money, indie producers and small studios do not outlay expenses associated with creation of a script, but instead procure completed aspiring projects to produce or distribute from others. This is the niche that Regnum has selected and will attempt to fill by acquiring inexpensive quality content, recycling it into viable projects and reselling back for a profit.

Revenue Model

To help undertake our efforts in a potentially effective way, Regnum has established “all rights” sales and “options” as main revenue-generating streams.

Regnum estimates that the majority of our revenues will come from sales of all rights to our intellectual properties, whereby a straightforward All Rights Contract will be signed transferring all the rights, claims and benefits of ownership to the purchaser at the time of sale for a negotiated price with no future payouts, fees or credits.

An Option Agreement is signed when a production company or producer elects to secure exclusive rights to intellectual property for a specified period of time. In exchange, Regnum will receive "option money" which is a deposit towards the negotiated purchase price that the Company will expect to receive once the intellectual property is sold to a studio or network, at which time the remainder of the purchase price is paid to Regnum. In the case when the project is not sold within the specified time frame, the option expires and ownership rights revert back to the Company.

In exceptional cases, Regnum might hire “show runners” for its most valuable projects who will be tasked with presenting them for sale to major television networks through their professional industry contacts. Show runners are only paid if and when a show/film is sold to a network, at which point Regnum receives revenue, and the show runner gets a predetermined compensation fee, which usually ranges between 3-5% of the total purchase price.

Marketing

Regnum’s marketing objectives are to establish and maintain strong presence within our selected target market, as well as build a network of professional industry connections in the film and television segments of the entertainment industry. Management intends to maintain an extensive marketing campaign that will ensure maximum visibility for the business and will utilize a variety of marketing techniques and strategies, such as:

•	establishing online presence by designing a corporate website and engaging in social media campaigns to drive traffic to our website outlet and advertise our business and products;

•	approaching our target market by emailing newsletters to enhance our client base and keep our subscribers updated with new products and services;

•	issuing press releases to obtain publicity and increase visibility for our business;

•	participating in industry festivals, conferences and trade shows (e.g. Sundance, Tbibeca, Cannes, Toronto, etc.) to advertise our products, gain exposure and build industry connections.

Our Chief Executive Officer, Ms. Jones, has experience in the fields of advertising and marketing, as well as entertainment. To date, she has been marketing our products through networking at local film festivals and utilizing online sources, as well as making and using her personal connections with industry professionals. While Ms. Jones has limited experience in doing so, we anticipate that, as the Company grows over the next twelve months, seasoned consultants and industry experts will be sought out to join Ms. Jones on our management team and board of directors to offer their knowledge and connective networks within the industry.

34

Competition

The competition in the television and film industry ranges from major film and TV studios and production companies to small independent writers, producers and distributors. We base our competitive strategy on the fact that, despite stiff competition from about any established industry participant due to our lack of financial resources, business relationships and marketing tools, the barriers to entry into the industry are fairly low while demand for new entertainment content is high. Studios, producers, TV executives, cable networks, etc. are constantly scouting for fresh forms of entertainment to bring to their viewers. Our principal method of competition is to market specifically to small independent TV and film producers and agencies who generally lack the time and funding required to develop content themselves and instead rely on third parties to supply them with ready material. Regnum believes that our business model of acquiring unproduced and unpublished quality content at a discount and selling it to our selected target market for profit will give us the competitive advantage over bigger well-financed studios that are competing for fresh scripts from popular writers, and will help service the increasing demand for premium content. However, we cannot provide any assurances as to the likelihood of our success.

Government Regulation

Distribution rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries. These laws provide substantial civil and criminal sanctions for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, art work, still photography and motion picture properties are separate works, subject to copyright under most copyright laws, including the United States Copyright Act of 1976, as amended. Regnum plans to take appropriate and reasonable measures to secure, protect and maintain or obtain agreements to secure, protect and maintain copyright protection for its intellectual properties under the laws of applicable jurisdictions.

Intellectual Property

Regnum has established “options” and “all rights” sales as its main revenue-generating streams. In the event of an “all rights” sale, Regnum relinquishes any rights to the intellectual property being sold. However, Regnum estimates that the majority of its revenues will come from options. In the event of an option sale, Regnum will retain its intellectual property rights, and an option agreement is signed allowing a production company or producer to secure exclusive rights to Regnum’s intellectual property for a specified period of time. In exchange, Regnum will receive “option money” which is a deposit towards the negotiated purchase price that the Company will expect to receive once the intellectual property is sold to a studio or network, at which time the remainder of the purchase price is paid to Regnum. In the case when the project is not sold within the specified time frame, the option expires and ownership rights revert back to the Company.

Currently, Regnum holds the intellectual property rights to a bundle of 10 scripts and manuscripts purchased from an independent production company. 5 of the 10 scripts and manuscripts have been recycled and sold at this time, and three more are still in development status. Upon their completion within 30 days we anticipate marketing them for sale or option.

Research and Development

We did not incur any significant research and development expenses during the period from March 31, 2016 (inception) to December 31, 2016 and the nine months ended September 30, 2017.

35

Employees and Employment Agreements

As the date of this prospectus, our sole officer and director, Ms. Jones, is our only employee who manages the Company’s daily operations. All functions including development, strategy, negotiations and clerical work is being provided by her on a voluntary basis, without compensation. Our future business and operating results depend significantly on active participation and continued contributions of Ms. Jones. She would be impossible to replace, and the loss of this key contributor, or her failure to perform, could materially and adversely affect our Company’s operations. We do not have Key Person insurance. Ms. Jones receives no compensation for her services, however she will be reimbursed for any expenses made on behalf of the Company. There is no written employment contract or agreement with Ms. Jones at this time. We also do not have any benefits, such as health of life insurance, available to our employee.

Regnum anticipates that additional employees will be hired in the future and employment agreements signed as our business expands.

Seasonality

We do not have a seasonal business cycle.

AVAILABLE INFORMATION

Once our prospectus is deemed effective we will be subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings; no such proceedings are threatened or contemplated by any party.

36

FINANCIAL STATEMENTS

Our audited financial statements as of December 31, 2016 and the nine months ended September 30, 2017 are presented as follows:

REGNUM CORP.

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS

UNAUDITED FINANCIAL STATEMENTS

37

Boyle CPA, LLC

Certified Public Accountant & Consultant

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and

Stockholders of Regnum Corp.

I have audited the accompanying balance sheet of Regnum Corp. (the “Company”) as of December 31, 2016, and the related statements of operations, stockholders’ deficit, and cash flows for the period of March 31, 2016 (inception) to December 31, 2016. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regnum Corp. as of December 31, 2016, and the results of its operations and its cash flows for the period of March 31, 2016 (inception) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company’s continuing operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans are also described in Note 2. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

Bayville, NJ

December 14, 2017

361 Hopedale Drive SE	P (732) 822-4427
Bayville, NJ 08721

F-1

REGNUM CORP
Balance Sheet

December 31,
2016

ASSETS

CURRENT ASSETS

Cash	$—

Total Current Assets	—

TOTAL ASSETS	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES

Account payable - related party	$825

Total Current Liabilities	825

TOTAL LIABILITIES	825

STOCKHOLDERS’ DEFICIT

Preferred stock; 5,000,000 shares authorized,
at $0.001 par value, none issued and outstanding	—
Common stock; 80,000,000 shares authorized,
at $0.001 par value, none issued and outstanding	—
Additional paid-in capital	—
Accumulated deficit	(825)

Total Stockholders’ Deficit	(825)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$—

The accompanying notes are an integral part of these financial statements.

F-2

REGNUM CORP
Statement of Operations

For the period from
March 31, 2016 (inception) to
December 31,
2016

REVENUES	$—

EXPENSES
Professional Fees	825
General and administrative	—

Total Expenses	825

LOSS FROM OPERATIONS	(825)

LOSS BEFORE INCOME TAXES	(825)

PROVISION FOR INCOME TAXES	—

NET LOSS	$(825)

BASIC AND DILUTED LOSS PER SHARE	$0.00

BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	0

The accompanying notes are an integral part of these financial statements

F-3

REGNUM CORP
Statements of Stockholders' Deficit

					Total
			Additional		Stockholders'
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance, March 31, 2016 (inception)	—	—	—	—	—

Net loss for the year ended December 31, 2016	—	—	—	(825)	—

Balance, December 31, 2016	—	$—	$—	$(825)	$—

The accompanying notes are an integral part of these financial statements.

F-4

REGNUM CORP
Statement of Cash Flows

For the period from
March 31, 2016 (inception)
to December 31,
2016

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(825)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses paid on Company's behalf by a related party	825
Changes in operating assets and liabilities:
Change in note payable - related party	—

Net Cash Used in operating activities	—

CASH FLOWS FROM INVESTING ACTIVITIES	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable - related party	—
Common stock issued for cash	—

Net Cash Provided by Financing Activities	—

NET INCREASE IN CASH	—

CASH AT BEGINNING OF PERIOD	—

CASH AT END OF PERIOD	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:

Interest	$—
Income Taxes	$—

The accompanying notes are an integral part of these financial statements.

F-5

Regnum Corporation

Notes to Financial Statements

December 31, 2016

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Regnum Corp. (“The Company”) was organized on March 31, 2016, under the laws of the State of Nevada. Regnum was formed to service the increasing demand for premium entertainment content. The Company plans to acquire unproduced intellectual property at a discount for subsequent recycling and reselling back to the entertainment industry. The Company has not commenced principal operations as of the balance sheet date.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-6

Regnum Corporation

Notes to Financial Statements

December 31, 2016

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic Loss per Common Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are 80,000,000 common stock shares authorized at $0.001 par value and no such common stock equivalents outstanding as of December 31, 2016.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Comprehensive Income

The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the period ended December 31, 2016.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2016.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Impairment of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amounts might not be recoverable. When the Company determines that an impairment analysis should be done, the analysis will be performed using rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

F-7

Regnum Corporation

Notes to Financial Statements

December 31, 2016

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to net the loss before provision for income taxes for the following reasons:

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $825 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year-end.

Stock-Based Compensation

As of December 31, 2016, the Company has not issued any share-based payments to its employees.

The Company records stock compensation expense based on the grant-date fair value estimated in accordance with the provisions of ASC 718. As of December 31, 2016, the Company had not recorded any stock-based compensation expense.

F-8

Regnum Corporation

Notes to Financial Statements

December 31, 2016

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenues from the sale of intellectual property are recognized when persuasive evidence of an arrangement exists, the intellectual property has been delivered or is made available for delivery, the customer can begin the use of the intellectual property, the fee is fixed or determinable and collectibility is reaonably assured, which is generally upon execution of a purchase agreement and delivery of the intellectual property. The Company has not had any revenues from the period March 31, 2016 (inception) to December 31, 2016.

Intangible Assets

The Company capitalizes the costs of acquiring intellectual property. The Company amortizes these costs over the costs in the same expected ratio as the associated ultimate revenue.

Recent Accounting Pronouncements

In May 2014, guidance was issued that establishes a new revenue recognition framework in GAAP for all companies and industries. Subsequent clarifications have been made by the FASB. The core principle of the new guidance is that an entity should recognize revenue from the transfer of promised goods or services to customers in an amount that reflects the consideration the entity expects to receive for those goods or services. The guidance includes a five-step framework to determine the timing and amount of revenue to recognize related to contracts with customers. In addition, this guidance requires new or expanded disclosures related to the judgments made by companies when following this framework. Based on the current guidance, the new framework will become effective on either a full or modified retrospective basis for the Company on January 1, 2019, as the Company is a Emerging Growth Company.

The Company currently does not believe that the adoption of the new guidance will have a material impact on the Company’s financial statements.

The Company has evaluated the other recent accounting pronouncements and their adoption has not had nor is not expected to have a material impact on the Company’s financial position or statements.

F-9

Regnum Corporation

Notes to Financial Statements

December 31, 2016

2. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has an accumulated deficit of $825 as of December 31, 2016.The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubts about the Company’s ability to continue as a going concern for one year from the issuance date from these financial statements.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

3. RELATED PARTY TRANSACTIONS

As of December 31, 2016, the Company is indebted to Company officers and entities controlled by officers for services, periodic advances to the Company and expenses paid for on the Company’s behalf. At December 31, 2016, these transactions totaled $825. The advances are no-interest-bearing, and are due on demand.

4. SUBSEQUENT EVENTS

In accordance with ASC 855 Company management reviewed all material events through the date of this report..

On May 30, 2017 the Company issued 16,666,667 shares of common stock for cash at $0.0006 per share.

On March 29, 2017 the Company issued 3,333,333 shares of common stock for cash at $0.0006 per share.

Subsequent to December 31, 2016, the Company commenced principal operations by acquiring unpublished and unproduced intellectual properties and recycling and reselling a portion of these properties.

F-10

REGNUM CORP
Balance Sheets
(Unaudited)

	September 30,	December 31,
	2017	2016

ASSETS

CURRENT ASSETS

Cash	$14,075	$—

Total Current Assets	14,075	—

OTHER ASSETS

Intangible assets	$300	$—

Total Other Assets	300	—

TOTAL ASSETS	$14,375	$—

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES

Account Payable - related party	$1,325	$825

Total Current Liabilities	1,325	825

TOTAL LIABILITIES	1,325	825

STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred stock; 5,000,000 shares authorized, at $0.001 par value, none issued and outstanding	—	—
Common stock: $0.001 par value, 80,000,000 shares authorized, 20,000,000 and 0 shares issued and outstanding	20,000	—
Additional paid-in capital	(8,000)	—
Retained earnings (accumulated deficit)	1,050	(825)

Total Stockholders’ Equity (Deficit)	13,050	(825)

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY (DEFICIT)	$14,375	$—

The accompanying notes are an integral part of these financial statements.

F-11

REGNUM CORP
Statements of Operations
(Unaudited)

	For the Nine Months Ended September 30,	For the period from March 31, 2016 (inception) to September 30,
	2017	2016

REVENUES	$10,500	$—

OPERATING EXPENSES

Amortization of intangible assets	200	—
Professional fees	6,900	825
General and administrative	1,525	—

Total Operating Expenses	8,625	825

INCOME (LOSS) FROM OPERATIONS	1,875	(825)

OTHER EXPENSES	—	—

NET INCOME (LOSS)	$1,875	$(825)

BASIC AND DILUTED LOSS PER COMMON SHARE	$—	$—

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	9,818,110	—

The accompanying notes are an integral part of these financial statements.

F-12

REGNUM CORP
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30, 2017	For the period from March 31, 2016 (inception) to September 30, 2016

OPERATING ACTIVITIES
Net income (loss)	$1,875	$(825)
Adjustments to reconcile net loss to net cash provided by operating activities:
Expenses paid on the Company’s behalf by a related-party	500	825
Amortization of intangible assets	200	—
Changes in operating assets and liabilities:
Change in accounts receivable	—	—
Change in accounts payable	—	—

Net Cash Provided By Operating Activities	2,575	—

INVESTING ACTIVITIES
Purchase of intangible assets	(500)	—

Net Cash Used in Investing Activities	(500)	—

FINANCING ACTIVITIES
Common stock issued for cash	12,000	—

Net Cash Provided by Financing Activities	12,000	—

NET INCREASE IN CASH	14,075	—

CASH AT BEGINNING OF PERIOD	—	—

CASH AT END OF PERIOD	$14,075	$—

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID FOR:

Interest	$—	$—
Income Taxes	$—	$—

The accompanying notes are an integral part of these financial statements.

F-13

REGNUM CORP

Notes to Unaudited Condensed Financial Statements

September 30, 2017

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2017, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2016 financial statements. The results of operations for the periods ended September 30, 2017 and 2016 are not necessarily indicative of the operating results for the full year.

Nature of Business

Regnum Corp. (“The Company”) was organized on March 31, 2016, under the laws of the State of Nevada. Regnum was formed to service the increasing demand for premium entertainment content. The Company acquires unproduced intellectual property at a discount for subsequent recycling and reselling back to the entertainment industry. The Company has commenced principal operations as of the balance sheet date.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic Loss per Common Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are 80,000,000 common stock shares authorized at $0.001 par value and 20,000,000 shares of common stock outstanding as of September 30, 2017. The Company had no potential dilutive shares of common stock as of September 30, 2017.

F-14

REGNUM CORP

Notes to Unaudited Condensed Financial Statements

September 30, 2017

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Basis

The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year-end.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and financial instruments which mature within six months of the date of purchase.

Revenue Recognition

Revenues from the sale of intellectual property are recognized when persuasive evidence of an arrangement exists, the intellectual property has been delivered or is made available for delivery, the customer can begin the use of the intellectual property, the fee is fixed or determinable and collectibility is reaonably assured, which is generally upon execution of a purchase agreement and delivery of the intellectual property.

Intangible Assets

The Company capitalizes the costs of acquiring intellectual property. The Company amortizes these costs over the costs in the same expected ratio as the associated ultimate revenue. During the period ended September 30, 2017, the Company acquired 10 unpublished and unproduced intellectual properties for $500. During the period ended September 30, 2017, 4 of the intellectual properties were recycled and resold and the related capitalized costs were thus amortized. The Company expects to utilize the remaining acquired intellectual property over the next 12-24 months.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of the Company’s financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

F-15

REGNUM CORP

Notes to Unaudited Condensed Financial Statements

September 30, 2017

2. GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has a limited operating history and has not yet established strong liquidity or a reliable ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern over an extended period of time. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until its operations become established enough to be considered reliably profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubts about the Company’s ability to continue as a going concern for one year from the issuance date from these financial statements.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3. STOCKHOLDERS’ EQUITY

As of September 30, 2017, the Company has authorized 80,000,000 shares of $0.001 par value common stock, of which 20,000,000 shares are issued and outstanding.

On May 30, 2017 the Company issued 16,666,667 shares of common stock for cash at $0.0006 per share.

On March 29, 2017 the Company issued 3,333,333 shares of common stock for cash at $0.0006 per share.

F-16

REGNUM CORP

Notes to Unaudited Condensed Financial Statements

September 30, 2017

4. RELATED PARTY TRANSACTIONS

As of September 30, 2017, the Company is indebted to Company officers and entities controlled by officers for services, periodic advances to the Company and expenses paid for on the Company’s behalf. At September 30, 2017, these transactions totaled $1,325. The advances are no-interest-bearing, and are due on demand.

5. SUBSEQUENT EVENTS

In accordance with ASC 855 Company management reviewed all material events through the date of this report and there are no material subsequent events to report.

F-17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is intended to assist you in understanding our business and results of operations together with the Company’s present financial condition. This section should be read in conjunction with our historical combined and consolidated financial data included elsewhere in this Memorandum. Statements in the Company’s discussion may be forward-looking statements. These forward-looking statements involve risks and uncertainties. The Company cautions that a number of factors could cause future production, revenues and expenses to differ materially from our expectations. Please see “Cautionary Note Regarding Forward-Looking Statements.”

Forward Looking Statements

This Prospectus contains certain forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for the purposes of this Prospectus, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief; and any statements of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties and actual results could differ materially from those anticipated by the forward-looking statements.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment or property any time soon.

Personnel Plan

Ms. Jones, our sole executive officer is our only employee at this time. Depending on our workload and cash position, Regnum may consider hiring employees to assist in acquiring, recycling and marketing our products upon 12 months of Company's operations. We do not expect the related costs to exceed $24,000 per person per year. The Company's current cash balance is not sufficient to cover this expense, and additional funds may have to be raised as either debt or equity, but we currently do not have plans or relationships in place to raise funds for such purpose, and no assurance can be provided that we will be able to obtain financing.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors. Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Plan of Operations

The Company’s plan of operations for the next 12 months is to continue with current activities to service the demand for premium entertainment content in attempt to become a self-sustained and profitable operational entity. We plan to achieve the following milestones:

•	Complete the three projects currently in development within 30 days and commence marketing campaign for them which may include preparing press releases, submitting the projects to film and TV festivals/conferences, creating Internet advertising and utilizing network relationships within the industry. We estimate the total marketing expenses for the next twelve months will not exceed $4,000. The Company’s current cash resources will be sufficient to cover the planned marketing expenses.

•	Concurrently, establish online presence by designing a corporate website and engage in social media campaigns to drive traffic to our website outlet and advertise our business and products. Management anticipates that the total expense for website design will not exceed $2,500. Our current cash resources will be sufficient to cover this expense.

•	Begin work on the three projects remaining in inventory. Management anticipates that upon their completion in the next quarter they will be marketed for sale to our target market, along with the already completed ones. We hope to keep selling projects and realize revenue in the future, however, we cannot guarantee that we will be successful. The management hopes to consummate these sales in the 4th quarter of 2017. If the sales do not occur, the Company anticipates to keep marketing the projects for sale.

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•	Continue acquiring low budget unproduced and unpublished quality intellectual property at a discount from studios, agencies and production companies for subsequent recycling or production in wide variety of media with the intent to resell back to the entertainment community for a profit. To-date, Regnum has acquired a bundle of 10 scripts and manuscripts from an independent production company at a deep discount for a total amount of $500, out of which 5 were reworked and subsequently optioned/sold for a total of $10,500. Regnum will attempt to acquire at least 10 more unproduced intellectual properties, rework them into new projects and market them for sale over the next 12 months.

•	Depending on Regnum’s workload and cash position, hire part-time staff to handle increasing administrative and new client procurement duties, as well as streamline our business process and marketing initiatives in the most efficient way to bring in sales. We do not expect the related costs to exceed $24,000 per year. Our current cash balance is not sufficient to cover this expense, and additional funds may have to be raised as either debt or equity, but the Company currently does not have plans or relationships in place to raise funds for such purpose, and no assurance can be provided that we will be able to obtain financing.

•	Seek out professional candidates to be added to the Board of Directors to oversee the company and provide their experience and useful business relationships to the Company’s benefit. Initially, we do not anticipate offering any compensation package to the Board members, but may consider it at a later time or once Regnum becomes profitable.

The Company has realized its first sales and intends to continue selling acquired at a discount and subsequently reworked quality intellectual property for a profit. Currently, Regnum has 3 projects in development stage, upon completion of which it will start shopping around to prospective buyers. We anticipate continuing to sell our projects to the entertainment industry. However, the Company can provide no assurance that it will be able to generate any additional revenue from them.

In order to maintain our current operations and implement our business plan for the next 12 months, we believe that we will need a minimum of $40,400 in capital, including the capital raised in this offering. This is based on the assumption that Regnum incurs up to $19,400 in offering expenses (out of which $18,000 are being paid from the initial investment of the Founder and Regnum’s sales), $15,000 in SEC reporting and compliance, $4,000 in advertising and marketing, $2,500 in website design, $3,000 in operating and equipment, $5,500 to maintain our general and administrative functions over the next twelve months, and a one-time 9,000 DTC eligibility fee. The table below summarizes our planned use of proceeds for the next 12 months assuming we raise the entire $100,000:

Planned Use of Proceeds
Category	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total for 12 months
Offering Expenses (1)	$1,400	-	-	-	$1,400
SEC Reporting	$3,500	$3,500	$3,500	$4,500	$15,000
General/Admin	$1,375	$1,375	$1,375	$1,375	$5,500
Operating/Equipment	$750	$750	$750	$750	$3,000
Website Design	$1,500	$1,000	-	-	$2,500
Advertising/Marketing	$1,000	$1,000	$1,000	$1,000	$4,000
DTC Eligibility Fee	$9,000	-	-	-	$9,000
TOTAL	$18,525	$7,625	$6,625	$7,625	40,400
Working Capital	$14,900	$14,900	$14,900	$14,900	$59,600

(1) While we anticipate to incur $19,400 total in offering expenses, $18,000 of the offering expenses are being paid from the initial investment of our Founder and Regnum’s sales, and the remainder of $1,400 will come from the proceeds of the offering.

39

Regnum believes that being a public company will increase our credibility in the business community and the likelihood of us raising those proceeds. We intend to raise the capital through the sale of shares of our common stock and/or through the sale/option of our intellectual property. No assurance can be given that Regnum will be able to obtain the necessary capital. If we are unable to raise sufficient capital to sustain our operations, we will be required to delay or forego some portion of our business plan which would have a material adverse effect on our anticipated results from operations and financial condition.

Since its inception, the Company has optioned off one script on June 28, 2017 for $2,500 and sold another one on July 17, 2017 for $2,000. Subsequently, on July 25 and August 4, 2017, Regnum entered in two more script purchase agreements for $1,000 and $2,000, respectively. In addition, on September 19, 2017 Regnum sold all right to a literary work for $3,000 pursuant to a literary purchase agreement. The Company also has three new projects currently in development and is in negotiations to acquire additional unpublished materials. The Company has generated and intends to continue to generate revenue through marketing and selling of the intellectual properties it acquires and recycles into new projects. Regnum currently also is shopping around its projects to prospective buyers. We anticipate continuing to sell our projects to the entertainment industry. However, the Company can provide no assurance that it will be able to generate any additional revenue from them. If Regnum does not successfully generate profits from future sales/options of its intellectual properties, there are no assurances that the Company will be able to raise additional capital for operations.

We believe that we will be able to maintain basic operations of meeting filing obligation and expenses relating to seeking additional financing if we raise 100%, 75%, 50% or 25% of this offering. Our company will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for twelve months after the effective date. Our plan of operations is based on the net proceeds from this offer (gross proceeds less expenses related to this offering, estimated at a fixed cost of $19,400 and expenses to maintain our reporting status for twelve months after effective date, estimated at a fixed cost of $40,400).

At present, we only have enough cash on hand to pay for the completion of this Offering. Our cash requirements for the next 12 months outweigh the funds available to maintain or develop our business. Since our operations began, our monthly burn rate has amounted to approximately $3,260 and included, among others, initial business set-up fee and one-time engagement fees for professional services. Starting in March 2018, we expect our burn rate to decrease to approximately $1,860 per month until we become public and consist mainly of bank charges, professional fees, office rent and other business expenses related to acquisition and marketing of unpublished original content. Once Regnum becomes public, we estimate our burn rate to increase to $2,750/mo due to costs of operating as a public company (increased accounting and legal fees), as well as costs of SEC reporting and compliance. We estimate our current cash will fund Regnum approximately for the next 6 months. Currently, we rely on the initial funding by the founder and the proceeds from sales/options of our projects to fund Regnum’s operations. We require additional capital in order to continue and advance our business plan. To meet our cash needs, we will continue to acquire and recycle unpublished content and attempt securing revenue through the sale/option of our projects, and intend to raise the capital through the sale of shares of our common stock. No assurance can be given that Regnum will be able to obtain the necessary capital. If we are unable to raise sufficient capital to sustain our operations, we will be required to delay or forego some portion of our business plan which would have a material adverse effect on our anticipated results from operations and financial condition.

We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

Results of Operations

Following is management’s discussion of the relevant items affecting results of operations from March 31, 2016 (inception) to December 31, 2016 and the nine months ended September 30, 2017.

	March 31, 2016 (inception) to December 31, 2016	Nine Months Ended September 30, 2017
Revenues	$-	$10,500
Expenses	825	8,625
Net Income (Loss)	(825)	1,875

For the periods from March 31, 2016 (inception) to December 31, 2016, and the nine months ended September 30, 2017, we incurred net income in the amount of $(825) and $1,875 respectively.

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Liquidity and Capital Resources

	As of	As of
	December 31, 2016	September 30, 2017
Current Assets	$-	$14,375
Current Liabilities	$825	$1,325
Working Capital	$(825)	$13,050

	From March 31, 2016 (inception) to	Nine Months Ended
	December 31, 2016	September 30, 2017
Cash Flows
Net Cash Provided by Operating Activities	$-	$2,575)
Net Cash Used in Investing Activities	$-	(500)
Net Cash Provided by Financing Activities	$-	$12,000-
Net Increase In Cash During The Period	$-	$14,075

For the periods from March 31, 2016 (inception) to December 31, 2016, and the nine months ended September 30, 2017, we had working capital of $(825) and $12,750, and $-and $14,075 in current assets respectively. For the periods from March 31, 2016 (inception) to December 31, 2016, and the nine months ended September 30, 2017, we provided a total of $- and $2,575 in operating activities, used $- and $500 in investing activities and raised $- and $12,000 through financing activities.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Sales will be recorded when intellectual properties are sold to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. From March 31, 2016 (inception) to December 31, 2016 and the nine months ended September 30, 2017, the Company had $0 and $10,500 in sales respectively.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

41

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

Our sole director serves until her successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director and does not have a charter.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Tiffani Jones	49	CEO, President, Secretary/Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held her offices/positions since inception of our Company and is expected to hold her offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Ms. Jones, 49, worked as a media consultant at TM Enterprises, a Los Angeles entertainment consulting firm, from 2005 to 2016, with a primary focus on marketing and communications within entertainment industry. At TM Enterprises, Ms. Jones gained valuable experience and insight spanning all subsectors of the media and entertainment industry, including diversified media, film, broadcast television, pay TV, radio, video games, publishing, mobile, Internet media, recorded music, Internet service and advertising. Over the years, Ms. Jones consulted on over a hundred projects and developed numerous industry contacts and connections. Most recently, in 2016, Ms. Jones founded Regnum Corp. focused on acquiring unproduced and unpublished quality intellectual property at a discount for subsequent recycling or production in wide variety of media with the intent to resell back to the entertainment community for a profit

Ms. Jones was appointed to our board of directors due to her experience in the fields of advertising and marketing, as well as the entertainment industry, and is qualified to act as our director due to her extensive experience.

Involvement in Certain Legal Proceedings

Our sole director and executive officer has not, during the past ten years:

1.	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, her involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

42

4.

Been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Other Directorships

Except as indicated above, our sole director does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between Ms. Jones, other business interests, and her involvement in our company.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a current report on Form 8-K.

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EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2016 and the nine months ended September 30, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Tiffani Jones	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our Board of Directors has not adopted a stock option plan. We have no plans to adopt one at the moment, but may choose to do so in the future. If such a plan is adopted, it may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The address of listed individuals is that of our company unless otherwise noted. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Tiffani Jones (4)	20,000,000	100%	66.67%	72.73%	80.00%	88.89%
Common Stock	Ocean Ave Holdings LLC (5)	20,000,000	100%	66.67%	72.73%	80.00%	88.89%

	All Officers and Directors as a Group (1 person)	20,000,000	100%	66.67%	72.73%	80.00%	88.89%

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(1)	The address of each officer, director, and beneficial owner is c/o Regnum Corp., 1541 Ocean Avenue, Santa Monica, CA 90401.

(2)	The number of shares of common stock beneficially owned by any shareholder is determined by the sum of (i) all shares of common stock held directly or indirectly by such shareholder, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially owned by the shareholder that are currently exercisable or exercisable within 60 days.

(3)	The calculation of percentage of beneficial ownership is based upon: (i) 20,000,000 shares of common stock issued and outstanding as of the date of this prospectus, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(4)	Chief Executive Officer and sole director of the Company. Includes 20,000,000 shares of common stock held in the name of Ocean Ave Holdings LLC, a California limited liability company beneficially owned and controlled by Ms. Jones.

(5)	A Montana limited liability company beneficially controlled by Tiffani Jones.

Ocean Ave Holdings LLC, a Montana limited liability company beneficially owned and controlled by Ms. Jones will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since Ms. Jones will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on additional directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the company’s director no value would be gained on increasing the board.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 1, 2017, we issued a total of 20,000,000 shares of common stock to Ms. Jones, our sole officer and director, for total cash consideration of $12,000, in addition to services rendered to the Company. The Company believes that this issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Legal Matters

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The legality of the shares offered under this registration statement is being passed upon by John D. Thomas. John D. Thomas owns 0 shares of the Company’s capital stock.

Experts

Our audited financial statements for the period from March 31, 2016 (inception) to December 31, 2016 appearing in this prospectus and registration statement have been audited by Boyle CPA, LLC, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Regnum Corp. to continue as a going concern as described in Note 2 to the financial statements) appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

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Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to NRS 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to NRS 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

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PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Legal	$10,000
Filing costs	4,400
Accounting	5,000
Total	$19,400

All amounts are estimates other than the Commission’s registration fee. The funds invested by our president to acquire the shares he now holds have been used to pay for all the costs incurred to date and will be added to the funds (if any) received through this offering to be used for the development of our Business, pursuant to our Use of Proceeds and Plan of Operations.

According to our Use of Proceeds, we intend to prioritize the proceeds from this offering to first pay for expenses of this offering and ensure maintenance of reporting status for the next twelve months.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

RECENT SALES OF UNREGISTERED SECURITIES

During the current year, we have sold the following securities which were sold in reliance on the exemption from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have issued 20,000,000 common shares to Ocean Ave Holdings LLC, a Montana limited liability company beneficially owned and controlled by our sole officer and director Ms. Jones, for total consideration of $12,000, in addition to services rendered to the Company, valued at $0.0006 per share. The Company believes that this issuance was exempt from registration pursuant to Regulation S of the Securities Act of 1933, as amended, as a transaction by a non-US person.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description

3.1	Articles of Incorporation of Regnum Corp. (1)

3.2	Bylaws of Regnum Corp. (1)

5.1	Opinion of John D. Thomas

10.1	Option and Purchase Agreement dated June 28, 2017 between Regnum Corp. and Thomas Archer (2)

10.2	Literary Purchase Agreement dated July 17, 2017 between Regnum Corp. and Frank Lopez (2)

10.3	Literary Purchase Agreement dated June 25, 2017 between Regnum Corp. and Matt Epstein (2)

10.4	Literary Purchase Agreement dated August 3, 2017 between Regnum Corp. and Revolution Group (2)

10.5	Literary Purchase Agreement dated September 19, 2017 between Regnum Corp. and Michael Jennings (2)

23.1	Consent of Boyle CPA, LLC

23.2	Consent of John D. Thomas (incorporated in Exhibit 5.1)

99.1	Subscription Agreement of Regnum Corp.

__________

(1) Filed as an exhibit to the Company’s Registration Statement on Form S-1, and filed on December 15, 2017.
(2) Filed as an exhibit to the Company’s amended Registration Statement on Form S-1, and filed on January 23, 2018.

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on this  9 th day of February, 2018.

REGNUM CORP.

By:	/s/ Tiffani Jones
Tiffani Jones, President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Tiffani Jones as true and lawful attorney-in-fact and agent, with full power of substitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Tiffani Jones	President, Principal Executive Officer, Principal	February 9, 2018
Tiffani Jones	Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors

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